SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

June 5, 2002
Date of Report (Date of earliest event reported)

NEOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187

(State or other Jurisdiction	(Commission File Number)	(IRS Employer

of Incorporation)		Identification Number)

157 Technology Drive

Irvine, California		92618

(Address of principal executive offices)		(Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 10.1

Item 5. Other Events

         On June 5, 2002, NeoTherapeutics, Inc. (“NeoTherapeutics”) entered into an agreement to sell 800,000 shares of its common stock at a negotiated purchase price per share of $0.35 and a warrant to purchase up to 200,000 shares of its common stock at an exercise price per share of $0.45 to an institutional investor for aggregate consideration of $280,000. The shares and warrant were issued pursuant to an effective Registration Statement on Form S-3. A copy of the Securities Purchase Agreement and Form of Warrant are attached hereto as Exhibits 10.1 and 4.1, respectively.

         NeoTherapeutics paid aggregate fees and expenses of approximately $16,800 and issued warrants to purchase up to an aggregate of 2,800 shares of its common stock on terms identical to the terms of the warrant issued to the investor to two third party finders in connection with this offering.

Item 7. Exhibits

Exhibits:

4.1	Form of Warrant.

10.1	Securities Purchase Agreement dated as of June 5, 2002.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHERAPEUTICS, INC.

Date: June 6, 2002	By: /s/ Samuel Gulko

Name: Samuel Gulko

Title: Senior Vice President, Finance, Chief

Financial Officer, Secretary and Treasurer

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EXHIBIT INDEX

Exhibits:

4.1	Form of Warrant.

10.1	Securities Purchase Agreement dated as of June 5, 2002.